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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 12, 2000
                                                         -----------------



                            MOORE CORPORATION LIMITED
                            -------------------------
               (Exact Name of registrant specified in its charter)

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Ontario                           I-8014                     98-0154502
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
(State or other Jurisdiction of   (Commission File Number)   (I.R.S. employer Identification No.)
Incorporation)

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        Suite 3501, 40 King Street West, Toronto, Ontario, Canada M5H 3Y2
                    (Address of principal executive offices)
                    ----------------------------------------
                  Registrant's telephone number: (416) 364-2600


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Item 5.  OTHER EVENTS

         On December 21, 2000 Moore Corporation Limited (the "Corporation") issued U.S. $70.5 million in principal amount subordinated convertible debenture (the "Debenture") pursuant to a Debenture Purchase Agreement between the Corporation and Chancery Lane/GSC Investors, L.P. ("Chancery Lane/GSC") dated December 12, 2000. Chancery Lane/GSC is a private equity vehicle led by Theodore Ammon, a former general partner of Kohlberg Kravis Roberts & Co. and founder of Big Flower Press Holdings, Inc. and GSC Partners, a private investment firm. The Debenture will bear quarterly interest at a rate of 8.70% per annum, will be due on June 30, 2009 and will be convertible at a price of U.S. $3.25 per share into common shares of the Corporation. If fully exercised, the conversion feature will entitle the holder of the Debenture to acquire an approximately 19.7% interest in the Corporation, based on 88,456,940 common shares of Moore outstanding as at December 11, 2000. The Debenture will be redeemable at the Corporation's option at any time after the fifth anniversary of the issue date at a declining premium of 105.8%, if redeemed in the fifth year after issue, 102.9%, if redeemed in the sixth year after issue, and 100.0% if redeemed thereafter.

         The Corporation will have an obligation to make an offer to purchase the Debentures and the right to redeem the Debentures upon a change of control of the Corporation at a premium of 105.0%, if the change of control occurs prior to the sixth anniversary of the issue date, at a premium of 102.9%, if the change of control occurs on or after the sixth anniversary but prior to the seventh anniversary of the issue date, and 100.0%, if the change of control occurs thereafter. In summary, change of control as defined in the Debenture means: (i) any merger or consolidation, or sale or transfer of all or substantially all of the assets, of the Corporation, if following such transaction, any person or group is the owner of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees of the transferee or surviving entity; (ii) where any person or group becomes the beneficial owner of more than 50% of the total voting power in the aggregate of all classes of shares of the Corporation normally entitled to vote in elections of directors; or (iii) during any period of twelve consecutive months following the date of issue of the Debentures, individuals, together with successors selected by such individuals, who at the beginning of such twelve-month period constituted the board of directors of the Corporation cease to constitute a majority of the board of directors of the Corporation then in office, as a result of the election and/or removal of directors by shareholder vote that did not include the affirmative vote of any one of certain members of Chancery Lance/GSC and their affiliates.

         The Corporation, Chancery Lane/GSC and CLGI, Inc., the sole general partner of Chancery Lane/GSC have also entered into a Standstill Agreement, dated December 21, 2000, pursuant to which Chancery Lane/GSC and its affiliates will be subject to a standstill arrangement which generally will limit their ownership interest in the Corporation to the greater of 19.9% of the Corporation's common shares on a fully-diluted basis or the ownership level of the Corporation's largest non-institutional shareholder, subject to certain exceptions. Under the standstill, Chancery Lane/GSC and its affiliates will also be subject to restrictions on their ability to make or propose an offer for the Corporation or to engage in a proxy solicitation. Chancery Lane/GSC has also agreed to certain restrictions on its right to transfer the Debentures and its common shares in the Corporation.


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         The Corporation also entered into a Registration Rights Agreement with
Chancery Lane/GSC, dated December 21, 2000, pursuant to which the Corporation has agreed to provide certain registration rights to the holders of the common shares issued upon conversion of the Debentures.

         The Corporation has paid to Chancery Lane/GSC a fee and reimbursements for expenses in an aggregate amount of U.S. $7.5 million upon completion of the financing.

         The investment by Chancery Lane/GSC in the Corporation represents the culmination of a review of the Corporation's strategic options initiated by the board of directors early in 2000. During this review, the board canvassed a full range of strategic alternatives for the Corporation, with the assistance of Morgan Stanley & Co. Incorporated and RBC Dominion Securities Inc.

         In connection with the completion of Chancery Lane/GSC's strategic investment in the Corporation, Robert G. Burton has been appointed President and Chief Executive Officer of the Corporation. W. Ed Tyler has resigned from the Company to pursue other interests. In connection with his departure from the Corporation, Mr. Tyler received certain compensatory amounts to which he was entitled pursuant to his employment agreement with the Corporation. The terms of Mr. Tyler's employment agreement were described in the Management Information Circular and Proxy Statement of the Corporation dated March 15th, 2000 mailed to shareholders in connection with the annual meeting held on April 28th, 2000.

         Theodore Ammon, Robert G. Burton, Alfred C. Eckert III, Chairman and Chief Executive Officer of GSC Partners, Newton N. Minow and John W. Stevens have been appointed to the Corporation's Board of Directors.

         Mr. Burton, who is known for his intense focus on increasing shareholder value and customer focus is very familiar with the Corporation and is keenly aware of many of the changes that need to occur to ensure the success of the company for investors, customers and employees. His prior experience includes leading former Kohlberg, Kravis & Roberts portfolio company World Color, where he was Chairman, President and Chief Executive Officer of the NYSE listed company (WRC).

         Prior to leading World Color, Mr. Burton held a series of senior executive positions at Capital Cities-ABC, including President of ABC Publishing, as well as senior executive positions at CBS and IBM.

         Mr. Ammon is founding partner and Chairman of Chancery Lane Capital LLC, a former general partner of Kohlberg Kravis Roberts & Co. and the founder of Big Flower Press Holdings, Inc. Chancery Lane Capital and its affiliates are investors in numerous public and private companies. Mr. Ammon serves on the boards of Host Marriott Corporation (NYSE: HMT) and CAIS Internet Inc. (NASDAQ:
CAIS), and is Chairman of each of 24/7 Media Inc. (NASDAQ: TFSM) and Vertis Holdings, Inc. (formerly Big Flower Holdings, Inc.).

         Mr. Eckert founded GSC Partners in 1994. Before then, he was a partner of Goldman, Sachs & Co. GSC Partners is a private investment firm managing in excess of $3 billion of private equity, mezzanine, restructuring and high yield assets, including the Greenwich Street Capital Partners Funds.


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         Mr. Minow has served on the boards of numerous U.S. public companies including, among others, Sara Lee Corporation, CBS Inc., Tribune Company and True North Communications Inc. He has chaired Arthur Andersen's Public Review Board, the Commission on US Presidential Debates, Carnegie Corporation of New York, Rand Corporation and the Public Broadcasting Service.

         Mr. Stevens is a senior officer and director of Arva Limited, a Toronto-based private equity investment firm. Until earlier this year, he was also a partner of Osler, Hoskin & Harcourt LLP, a Toronto-based law firm, and Managing Partner of its New York office.

         Mr. Leon Courville and Ms. Jeanette Lerman have resigned from the Board of Directors.

         Copies of the Debenture, the Debenture Purchase Agreement, the Standstill Agreement and the Registration Rights Agreement are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively. The foregoing descriptions of the Debenture, the Debenture Purchase Agreement, the Standstill Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such exhibits.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

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
                  Exhibit 99.1      Press release dated December 12, 2000

                  Exhibit 99.2 8.70% Subordinated Convertible Debenture due June 30, 2009

                  Exhibit 99.3 Debenture Purchase Agreement between Moore Corporation Limited and Chancery Lane/GSC Investors L.P., dated December 12, 2000

                  Exhibit 99.4 Standstill Agreement among Chancery Lane/ GSC Investors L.P., CLGI, Inc and
                                    Moore Corporation Limited, dated
                                    December 21, 2000

                  Exhibit 99.5      Registration Rights Agreement between
                                    Moore Corporation Limited and Chancery
                                    Lane/GSC Investors L.P., dated
                                    December 21, 2000
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MOORE CORPORATION LIMITED
                                              -------------------------
                                              (Registrant)


                                              By:    /s/ J.M. WILSON
                                                     --------------------------
                                              Name:  J.M. Wilson
                                              Title: Vice President & Secretary


January 2, 2001


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                                INDEX TO EXHIBITS




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EXHIBIT NUMBER              EXHIBIT

99.1              Press release dated December 12, 2000
99.2              8.70% Subordinated Convertible Debenture due June 30, 2009
99.3 Debenture Purchase Agreement between Moore Corporation Limited and Chancery Lane/GSC Investors L.P., dated
                  December 12, 2000
99.4 Standstill Agreement among Chancery Lane/GSC Investors L.P., CLGI, Inc and Moore Corporation Limited, dated
                  December 21, 2000
99.5 Registration Rights Agreement between Moore Corporation Limited and Chancery Lane/GSC Investors L.P., dated
                  December 21, 2000
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